Exhibit 10.15

EXECUTION COPY

FEDERAL TRUST CORPORATION

US$20,000,000

Note due 2010

NOTE PURCHASE AGREEMENT

Dated as of March 31, 2009

FEDERAL TRUST CORPORATION

US$20,000,000

Note due 2010

As of March 31, 2009

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, Connecticut 06155

Ladies and Gentlemen:

Federal Trust Corporation, a Florida corporation (the “Issuer”) and Federal Trust Bank, a federally-chartered savings association (“FTB”), each hereby agrees with you as follows:

ARTICLE 1

AUTHORIZATION OF NOTE

The Issuer has duly authorized the issue and sale to The Hartford Financial Services Group, Inc., a Delaware corporation (the “Purchaser”) of its Note due 2010 (the “Note”) in a principal amount of US$20,000,000 to be issued pursuant to this Agreement.

ARTICLE 2

SALE AND PURCHASE OF THE NOTE

Subject to the terms and conditions hereof, the Issuer will issue and sell to the Purchaser, and the Purchaser will purchase from the Issuer, the Note on March 31, 2009, or on such earlier date as may be agreed between the parties (the “Closing Date”), at a purchase price equal to 100% of the principal amount thereof (the “Purchase Price”).

ARTICLE 3

CLOSING

Section 3.1 Time and Place. The closing shall occur at 9:00 a.m. on the Closing Date at the offices of Cleary Gottlieb Steen & Hamilton LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

Section 3.1 Closing Deliveries.

(a) At the closing, the Purchaser shall pay or cause to be paid the Purchase Price in consideration of the Note by wire transfer of immediately available funds directly to an account of FTB specified on Exhibit B hereto, it being acknowledged and agreed by the Issuer that payment of the Purchase Price to FTB shall satisfy the Purchaser’s obligation to fund the purchase of the Note hereunder.

(b) At the closing, the Issuer and FTB shall deliver or cause to be delivered to the Purchaser the following:

(i) the original Note, substantially in the form of Exhibit A hereto and executed by an authorized officer of the Issuer;

(ii) a copy, certified by an officer of the Issuer, of resolutions of the board of directors of the Issuer authorizing this Agreement and the Note (and the transactions hereunder and thereunder), and directing that all proceeds from the sale of the Note to the Purchaser be contributed to the capital of FTB on the Closing Date; and

(iii) a copy, certified by an officer of FTB, of resolutions of the board of directors of FTB authorizing this Agreement (and the transactions hereunder) and accepting the capital contribution to be made by the Issuer, in an amount equal to the proceeds from the sale of the Note to the Purchaser hereunder.

Section 3.2 Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Note on the Closing Date is subject to fulfillment of the following conditions to the Purchaser’s sole satisfaction (unless otherwise waived by the Purchaser as its election) prior to or as of the Closing Date:

(a) the delivery to the Purchaser of the documents described Section 3.1(b); and

(b) the receipt by the Issuer and FTB of the approval of the Office of Thrift Supervision (the “OTS”) to enter into this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND FTB

The Issuer and FTB jointly and severally represent and warrant to the Purchaser that:

Section 4.1 Organization; Power and Authority.

(a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its business, condition (financial or otherwise) or results of operation or on the enforceability of, or the ability of the Issuer or FTB to comply with their respective obligations under, this Agreement or the Note (a “Material Adverse Effect”). The Issuer has all requisite corporate power and authority to execute and deliver this Agreement and the Note and to perform the provisions hereof and thereof.

(b) FTB is a federally-chartered savings association duly organized, validly existing and in good standing under the laws of the United States, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. FTB has all requisite corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof.

Section 4.2 Authorization, Validity. Each of this Agreement and the Note have been duly authorized by all necessary corporate action on the part of the Issuer and FTB, this Agreement constitutes a legal, valid and binding obligation of the Issuer and FTB enforceable against the Issuer and FTB in accordance with its terms and, upon execution and delivery thereof, the Note will constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, in each case except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Issuer and FTB of their respective obligations under each of this Agreement and the Note will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Issuer or FTB under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Issuer or FTB is bound or by which the Issuer or FTB or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental body or authority applicable to the Issuer or FTB or (iii) violate any provision of any statute or other rule or regulation of any governmental body or authority applicable to the Issuer or FTB.

Section 4.4 Governmental Authorizations, etc. The Issuer and FTB have obtained the approval of the OTS to enter into this Agreement. No other consent, approval or authorization of, or registration, filing or declaration with, any governmental body or authority is required in connection with the execution, delivery or performance by the Issuer or FTB of this Agreement or the Note.

Section 4.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Issuer or FTB, threatened against or affecting the Issuer or FTB or any property of the Issuer or FTB in any court or before any arbitrator of any kind or before or by any governmental body or authority that, individually or in the aggregate, would reasonably be expected to impair materially the enforceability of, or the ability of the Issuer or FTB to comply with their respective obligations under, this Agreement or the Note.

Section 4.6 No Event of Default. No event has occurred that constitutes an Event of Default under the Note.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Issuer and FTB that:

Section 5.1 Investment. The Purchaser is acquiring the Note for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Purchaser has no present agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Note.

Section 5.2 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Accredited Investor. The Purchaser is an Accredited Investor within the definition set forth in Rule 501(a) under the Securities Act of 1933, as amended.

ARTICLE 6

COVENANTS

Section 6.1 Merger Agreement.

(a) The Issuer hereby waives its right to terminate the Agreement and Plan of Merger by and between the Purchaser, FT Acquisition Corporation and the Issuer dated as of November 14, 2008 (the “Merger Agreement”) pursuant to Section 8.1(c) of the Merger Agreement until March 31, 2010.

(b) The Issuer acknowledges and agrees that the Purchaser has not, and by entering into this Agreement and purchasing the Note hereunder the Purchaser does not, (i) waive any of the conditions to the obligations of Purchaser to effect the Merger under Section 7.2 of the Merger Agreement, (ii) waive any of the rights of Purchaser or FT Acquisition Corporation under the Merger Agreement, including without limitation the Purchaser’s right to terminate the Merger Agreement in accordance with Section 8.1 thereof or (iii) create any further obligation of Purchaser or FT Acquisition Corporation under the Merger Agreement.

(c) The Purchaser hereby grants its consent under Section 5.1 of the Merger Agreement to the Purchaser’s entering into this Agreement and the Note and performing its obligations hereunder and thereunder.

Section 6.2 Use of Proceeds. The Issuer shall use the proceeds from the sale of the Note hereunder to make a contribution to the capital of FTB on the Closing Date. On the Closing Date FTB will enter the contribution of capital from FTC as capital in the books and records of FTB. FTB shall not make any dividends or otherwise make any distributions to the Issuer, including without limitation, from the proceeds from the sale of the Note hereunder. FTB shall not use any of the proceeds from the capital contribution from FTC to increase its assets, to make loans or to make other investments with a risk weighting above zero.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices.

(a) Any notice, designation, request or the like under this Agreement may be given at the address set forth below (and with copies as set forth below) or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.

If to the Purchaser at:

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, Connecticut 06155

Attention: Alan J. Kreczko

Facsimile: (860) 547-4721

e-mail: alan.kreczko@thehartford.com

With a copy to:

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, Connecticut 06155

Attention: Robert Paiano

Facsimile: (860) 547-6845

e-mail: robert.paiano@thehartford.com

If to the Issuer or FTB at:

Federal Trust Corporation

312 First Street

Sanford, Florida 32771

Attention: Dennis Ward

Facsimile: (407) 562-0322

e-mail: dennis.ward@federaltrust.com

(b) Any notice or request hereunder shall be in writing and any such notice, request or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service, or in the case of facsimile or electronic mail notice, when sent and transmission is confirmed, and, regardless of method, addressed to the party at its address, facsimile number or e-mail address set forth above (or at such other address, facsimile number or e-mail address as the party shall furnish the other parties in accordance with this Section).

Section 7.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Section 7.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 7.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

If you are in agreement with the foregoing, please sign the accompanying counterpart of this Agreement and return it to the Issuer, whereupon the foregoing shall become a binding agreement between the Purchaser, the Issuer and FTB.

Very truly yours,

FEDERAL TRUST CORPORATION

By	/s/ Dennis T. Ward
Name: Dennis T. Ward
Title: President and Chief Executive Officer

Solely for the purposes of Section 3.1(b), Article 4, Section 6.2 and Article 7:

FEDERAL TRUST BANK

By	/s/ Dennis T. Ward
Name: Dennis T. Ward
Title: President and Chief Executive Officer

The foregoing is hereby agreed to as of the date thereof.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Robert W. Paiano
Name: /s/ Robert W. Paiano
Title: Senior Vice President

Attachments (Exhibits A and B)

EXHIBIT A

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE CONDITIONS SET FORTH HEREIN.

FEDERAL TRUST CORPORATION

NOTE DUE 2010

US$20,000,000 PRINCIPAL AMOUNT

This Note is issued by Federal Trust Corporation, a corporation duly organized and existing under the laws of the State of Florida (the “Issuer”) pursuant to a Note Purchase Agreement dated as of March 31, 2009, between the Issuer, Federal Trust Bank and The Hartford Financial Services Group, Inc. (the “Note Purchase Agreement”).

For value received, the Issuer hereby promises to pay to The Hartford Financial Services Group, Inc. or assigns (the “Holder”), the principal sum of Twenty Million Dollars and no Cents (US$20,000,000) and all accrued interest thereon (as specified in Condition 2 of the Terms and Conditions of this Note) on the Maturity Date (as defined in Condition 1 of the Terms and Conditions of this Note), unless accelerated pursuant to the terms of this Note.

The Terms and Conditions attached hereto and the statements set forth in the legend, if any, set forth above form an integral part of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by such Terms and Conditions and such legend.

This Note may be redeemed by the Issuer in accordance with Condition 8 hereof.

IN WITNESS WHEREOF the Issuer has caused this Note to be duly executed by manual or facsimile signature.

Dated: March 31, 2009

FEDERAL TRUST CORPORATION

By
Name:
Title:

FEDERAL TRUST CORPORATION

TERMS AND CONDITIONS OF THE NOTE

1. Principal. The principal amount of this Note shall be due and payable on March 31, 2010 (the “Maturity Date”).

2. Interest. Interest on this Note accrues from and including March 31, 2009 (the “Issuance Date”) to but not including the Maturity Date on the unpaid principal amount hereof outstanding from time to time, until the principal amount of this Note is paid in full, at a rate of interest per annum equal to ten percent 10% computed on the basis of a 360 day year applied to actual days elapsed from and including the Issuance Date to and including the date of repayment. All accrued interest shall be due and payable in full on the Maturity Date (unless accelerated pursuant to the terms of this Note).

3. Payments. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Any principal or interest that is not paid when and as payment is due shall bear interest at the rate of interest borne by the principal of this Note from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

4. Event of Default. Each of the following events constitutes an “Event of Default” with respect to the Note:

(a) the Issuer fails to pay any interest or principal on the Note when due and payable; or

(b) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

(c) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable insolvency law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(d) the appointment of a conservator or receiver for Federal Trust Bank; or

1

(e) the exercise by the Issuer of any right to terminate the Merger Agreement (as defined in the Note Purchase Agreement); or

(f) the breach of (i) any representation and warranty made by the Issuer or FTB in Article 4 of the Note Purchase Agreement or (ii) any covenant made by the Issuer or FTB in the Note Purchase Agreement.

5. Remedies.

(a) If any Event of Default set forth in Conditions 4(a), 4(b), 4(c) or 4(d) shall occur and be continuing with respect to the Note, all unpaid principal of the Note, together with all accrued and unpaid interest thereon, shall automatically become due and payable without any declaration or other act on the part of the Holder. If any Event of Default set forth in Conditions 4(e) or 4(f) shall occur and be continuing with respect to the Note, the Holder may elect that all unpaid principal of the Note, together with all accrued and unpaid interest thereon, shall become due and payable.

(b) If an Event of Default shall have occurred and be continuing with respect to the Note, and the Note is due and payable or has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Holder may, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute proceedings for the collection of all amounts then payable on the Note, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer monies adjudged due; and

(ii) exercise any other rights and remedies that may be available at law or in equity.

6. Amendment. This Note may not be amended without the prior written consent of the Holder.

7. Obligations Absolute. No reference herein to the Note Purchase Agreement and no provision of this Note shall alter or impair the obligation of the Issuer which is absolute and unconditional to the extent permitted by applicable law, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

8. Redemption. The Issuer, at its option, may redeem this Note in whole but not in part at any time on three days’ prior written notice to the Holder as provided in this Condition 8 at a redemption price equal to the unpaid principal amount of this Note plus accrued and unpaid interest hereon to the date on which this Note is redeemed (the “Redemption Date”). To exercise such option, the Issuer shall deliver a notice of redemption to the Holder at least three days prior to the Redemption Date specifying (i) the Redemption Date and (ii) that in order to receive payment of the Redemption Price, the Holder must surrender this Note to the Issuer or its designee specified in the redemption notice.

2

Once notice of redemption is given, this Note shall become due and payable on the Redemption Date. Upon the later of the Redemption Date and the date this Note is surrendered for payment as specified in the Redemption Notice, the principal amount of this Note shall be paid together with accrued and unpaid interest hereon to the Redemption Date.

9. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York.

3

EXHIBIT B

Federal Reserve Bank – Jacksonville

For further credit to:

Federal Trust Bank

ABA #263191390